Exhibit 99.1

PRESS RELEASE

For more information, contact:

Linda Ford

DynTek, Inc.

949-798-7215

linda.ford@dyntek.com

DynTek Announces Business Combination with Integration Technologies, Inc.

Integration Technologies Brings Profitable $18 Million Revenue Stream, Solid Base of Operations in Southern California, and Extensive Expertise in IT Security and Access Infrastructure Practices

Irvine, CA –October 15, 2004– DynTek, Inc. (Nasdaq: DYTK, DYTKP, DYTKW), a leading provider of technology, management and IT security solutions, announced today that it has entered into a definitive agreement for a business combination with Integration Technologies, Inc, a privately-held, Irvine, Calif.-based professional technology services organization specializing in Citrix access infrastructure, Microsoft infrastructure and IT security solutions.

As a Citrix Platinum Partner and Microsoft Gold Certified Partner, Integration Technologies, Inc. (ITI) is a leading provider of complex infrastructure solutions in Southern California.  ITI was recently recognized as Citrix’s North American Partner of the Year in 2003, as well as Citrix’s Authorized Learning Center of the Year in 2003.

For the twelve months ended June 30, 2004, ITI realized revenues in excess of $13.2 million, representing a 79% year-over-year revenue growth rate.  ITI is currently on a $18.4 million revenue run rate for the fiscal year ending June 30, 2005.  The company’s broad client base includes Pacific Life, Avery Dennison, Mattel and the City of Los Angeles.

“ITI’s accretive, profitable revenue stream and technology leadership further accelerates our growth strategy,” said Steve Ross, DynTek’s chief executive officer. “In conjunction with our recent acquisition of Redrock Communications, we believe DynTek now has the critical mass, technical expertise and sales infrastructure to be a major player in the Southern California market.  We feel ITI will be a tremendous asset to further expand our security practice, while augmenting our ability to provide additional services, especially in the advanced infrastructure arena.”

- more -

“The combination with DynTek increases the breadth of value-added solutions we can provide to our client base, especially in the area of IT security and converged network solutions,” said Casper Zublin, ITI’s president and chief executive officer.  “We believe DynTek enables ITI to rapidly extend our advanced infrastructure practice to clients on a national scale, which would accelerate our growth rate.”

“Our combination with ITI represents another example of our strategic growth strategy to establish relevant density in top IT spending markets, to expand from our state and local government business into regional mid-market and enterprise opportunities, and to develop practice areas with high intellectual capital,” stated Robert Webber, DynTek’s chief financial officer.  “We look forward to becoming a leading professional services firm with strong multi-disciplinary competencies in IT security solutions, access infrastructure, WAN/LAN and network management, all of which will enable us to provide additional value to our clients.”

About DynTek

DynTek is a leading provider of dynamic technology, management and cyber security solutions to states, local governments and commercial organizations.  Our broad range of services is designed to help organizations meet their critical business needs through the effective and innovative use of technology.  Each of our offerings incorporates an approach and methodology derived from over 18 years of experience in the assessment, design, implementation, management and support of secure technology solutions.  For more information, visit www.dyntek.com.

# # #

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby.  Investors are cautioned that certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors.  Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to attract future customers,  the ability to finance and sustain operations, including the ability to maintain the Textron Factoring Facility and/or the amended Laurus Funds Note  when either  becomes due, respectively, or to replace it with alternative financing, the ability to raise equity capital in the future, despite historical losses from operations, the ability to fulfill the Company’s obligations to third parties, and ability to resolve successfully certain ongoing litigation over contract performance, the size and timing of additional significant orders and their fulfillment, the ability to turn contract backlog into revenue and net income, the continuing desire of state and local governments to outsource to private contractors, the ability to successfully implement an acquisition growth strategy,  the performance of governmental services, the ability to develop and upgrade our technology, and the continuation of general economic and business conditions that are conducive to governmental outsourcing of service performance and the acquisition of other services and products.  The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.